Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Forian Inc. on Form S-8 (File Nos. 333-268470 and 333-253938) of our report dated April 11, 2025 with respect to our audits of the consolidated financial statements of Forian Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, which report is included in this Annual Report on Form 10-K of Forian Inc. for the year ended December 31, 2024.

/s/ Marcum llp

San Francisco, California
April 11, 2025